EXHIBIT 99

For Immediate Release	Contact: Karen A. Warren (Investor Relations)
July 23, 2007	401-727-5401
Wayne S. Charness (News Media)
401-727-5983

Hasbro Reports Second Quarter Results

Highlights

•

Net revenues of $691.4 million for the quarter, an increase of $163.6 million or 31% from a year ago;

•

Operating profit improved 171% to $55.8 million or 8.1% of revenue;

•

Net earnings of $4.8 million, or $0.03 per diluted share (net earnings of $41.3 million or $0.24 per diluted share excluding a $0.21 impact from the final Lucas mark to market expense) for the quarter, compared to $27.1 million, or $0.07 per diluted share last year;

•

North American segment net revenues were up 24% and International segment net revenues were up 49% in the second quarter;

•

Growth driven by shipments of TRANSFORMERS and MARVEL movie-related products, as well as strong performances from LITTLEST PET SHOP, NERF,  FURREAL FRIENDS, PLAYSKOOL and board games.

Pawtucket, RI (July 23, 2007) -- Hasbro, Inc. (NYSE: HAS) today reported second quarter net revenues of $691.4 million, an increase of $163.6 million or 31% compared to $527.8 million a year ago.  The Company reported net earnings for the quarter of $4.8 million or $0.03 per diluted share, compared to $27.1 million or $0.07 per diluted share in 2006.  The results for the quarter include a final mark to market expense of $36.5 million or $0.21 per diluted share related to the repurchase of the Lucas warrants.  Excluding the final Lucas mark to market expense, earnings for the quarter would have been $41.3 million or $0.24 per diluted share.

 “We are very pleased with our second quarter and first half performance,” said Alfred J. Verrecchia, President and Chief Executive Officer.  “Our core brands, especially TRANSFORMERS and LITTLEST PET SHOP; and new product initiatives have performed very well both domestically and internationally, contributing to second quarter revenue growth of 31% and first half revenue growth of 32%.”

 “In addition, our second quarter operating margin improved to 8.1% compared to 3.9% in the prior year and our first half operating margin improved to 8.3% from 1.9% a year earlier,” Verrecchia added.

North American segment net revenues for the quarter were $449.4 million, an increase of $87.4 million or 24% compared to $362.0 million in 2006.  The growth in revenue is attributable to shipments of the TRANSFORMERS and MARVEL product lines, as well as growth in other Hasbro brands including FURREAL FRIENDS, LITTLEST PET SHOP, PLAYSKOOL, NERF, OPERATION, SORRY! and PLAY-DOH.  The North American segment reported an operating profit of $41.8 million, which includes a $10.4 million provision related to the EASY-BAKE OVEN product recall announced last week.  This compares to $30.4 million in operating profit in 2006.

International segment net revenues for the quarter were $227.6 million, an increase of $74.4 million or 49% compared to $153.2 million in 2006.  The revenues include a positive foreign exchange impact of approximately $11.7 million or 8%.  The results reflect shipments of the TRANSFORMERS and MARVEL product lines, as well as growth in core brands including LITTLEST PET SHOP, MY LITTLE PONY, PLAYSKOOL and board games.  The International segment reported an operating profit of $11.3 million compared to an operating loss of ($8.1) million in 2006.

“Having delivered a very successful first half, we are focused on delivering a strong second half, laying the foundation for future revenue growth and maintaining the financial discipline that has allowed us to significantly improve profitability and create value for our shareholders,” said David Hargreaves, Executive Vice President and Chief Financial Officer.

On May 9, 2007 Hasbro exercised its call option to repurchase all of the outstanding warrants for Hasbro’s common stock held by Lucasfilm Ltd. and Lucas Licensing Ltd. (together “Lucas”).  At the time of the call Lucas held exercisable warrants (the “Warrants”) to purchase an aggregate of 15,750,000 shares of Hasbro’s common stock.  On May 24, 2007 Hasbro paid Lucas $200 million in cash and closed the repurchase of all of the Warrants.  In connection with the repurchase, Hasbro recognized a final mark to market charge of $36.5 million in the second quarter of 2007 related to these warrants.

The Company will web cast its second quarter earnings conference call at 8:30 a.m. Eastern Standard Time today. Investors and the media are invited to listen at http://www.hasbro.com (select "Corporate Info" from the home page, click on "Investor Information," and then click on the web cast microphone).

Hasbro is a worldwide leader in children's and family leisure time entertainment products and services, including the design, manufacture and marketing of games and toys ranging from traditional to high-tech.  Both internationally and in the U.S., its PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, TIGER, and WIZARDS OF THE COAST brands and products provide the highest quality and most recognizable play experiences in the world.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company’s future opportunities and ability to achieve its financial goals and may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "could," "expect," "intend," "look forward," "may," "planned," "potential," "should," "will" and "would." Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the Company's ability to design, manufacture, source and ship new and continuing products on a timely and cost-effective basis, interest in and acceptance and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover development, manufacturing, marketing, royalty and other costs of products; economic and public health conditions in the various markets in which the Company and its customers and suppliers operate throughout the world, including factors which impact the retail market, disposable income or consumer demand for the Company’s products, the Company's ability to manufacture and deliver products, higher fuel and other commodity prices, higher transportation costs and potential transportation delays, currency fluctuations and government regulation; the concentration of the Company's customers; the inventory policies of the Company’s retail customers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; market conditions, third party actions or approvals and the impact of competition which could reduce demand for the Company’s products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

This presentation includes a non-GAAP financial measure as defined under rules of the Securities and Exchange Commission (“SEC”), specifically EBITDA. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. EBITDA (earnings before interest, taxes, depreciation and amortization) represents net earnings excluding, interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

This presentation further discusses diluted earnings per share for the quarter ended July 1, 2007 excluding the impact of the mark to market expense for the Lucas warrants. The Company is required to assess if these warrants, classified as a liability, have a more dilutive impact on earnings per share assuming they were treated as an equity contract.  For the quarter ended July 1, 2007, had the warrants been treated as an equity contract, the mark to market expense of $36.5 million would have been added to net earnings, and diluted shares would have been increased by 3.1 million (representing the weighted average shares related to the warrants outstanding during the period), in the computation of diluted earnings per share.  In addition, excluding the mark to market expense for the quarter would require a further adjustment to the diluted earnings per share computation to add back to net earnings interest expense on the convertible debentures totaling $1.1 million and to increase diluted shares by 11.6 million.  For the quarter ended July 2, 2006, the mark to market income related to the Lucas warrants was excluded from net earnings and the diluted impact of the warrants were included in the share count in the computation of reported diluted earnings per share.  Management believes that the presentation of diluted earnings per share absent the impact of the Lucas warrant mark to market expense is helpful to an investor’s understanding of the results of the Company’s underlying operations and business as the mark to market expense is primarily based on changes in the Company’s stock price which are beyond the control of management.

# # #

(Tables Attached)

HASBRO, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

(Thousands of Dollars)	July 1, 2007	July 2, 2006
ASSETS	-----------	-----------
Cash and Cash Equivalents	$ 525,573	$ 417,087
Short-term Investments	-	72,625
Accounts Receivable, Net	417,687	290,480
Inventories	352,457	258,500
Other Current Assets	238,229	229,662
	----------------	----------------
Total Current Assets	1,533,946	1,268,354
Property, Plant and Equipment, Net	184,905	164,057
Other Assets	1,190,093	1,302,954
	----------------	----------------
Total Assets	$2,908,944	$2,735,365
	=========	=========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$ 89,051	$ 10,017
Payables and Accrued Liabilities	530,309	629,736
	----------------	---------------
Total Current Liabilities	619,360	639,753
Long-term Debt	494,658	494,359
Other Liabilities	247,982	143,732
	----------------	---------------
Total Liabilities	1,362,000	1,277,844
Total Shareholders' Equity	1,546,944	1,457,521
	----------------	---------------
Total Liabilities and Shareholders' Equity	$2,908,944	$2,735,365
	=========	=========

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Six Months Ended

(Thousands of Dollars and Shares Except Per Share Data)	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
	-----------	-----------	-----------	-----------
Net Revenues	$ 691,408	$ 527,764	$1,316,675	$995,945
Cost of Sales	273,212	210,369	516,664	396,461
	--------------	---------------	--------------	--------------
Gross Profit	418,196	317,395	800,011	599,484
Amortization	17,574	19,140	35,532	37,392
Royalties	62,524	30,200	112,784	56,190
Research and Product Development	38,787	39,606	74,097	77,770
Advertising	78,995	60,466	146,630	115,320
Selling, Distribution and Administration	164,539	147,384	321,464	294,339
	--------------	---------------	--------------	--------------
Operating Profit	55,777	20,599	109,504	18,473
Interest Expense	6,661	6,812	12,845	13,938
Other (Income) Expense, Net	27,155	(18,715)	25,098	(22,514)
	--------------	---------------	--------------	--------------
Earnings Before Income Taxes	21,961	32,502	71,561	27,049
Income Taxes	17,160	5,414	33,870	4,860
	--------------	---------------	--------------	--------------
Net Earnings	$ 4,801	$ 27,088	$ 37,691	$ 22,189
	========	========	========	========

Per Common Share
Net Earnings
Basic	$ 0.03	$ 0.16	$ 0.23	$ 0.13
	========	========	========	========
Diluted	$ 0.03	$ 0.07	$ 0.23	$ 0.06
	========	========	========	========

Cash Dividends Declared	$ 0.16	$ 0.12	$ 0.32	$ 0.24
	========	========	========	========

Weighted Average Number of Shares
Basic	160,398	169,648	160,661	173,475
	========	========	========	========
Diluted	164,643	177,376	176,436	181,046
	========	========	========	========

HASBRO, INC.
Supplemental Financial Data
Major Segment Results and EBITDA
(Thousands of Dollars)

	Quarter Ended			Six Months Ended
	July 1, 2007	July 2, 2006	% Change	July 1, 2007	July 2, 2006	% Change
	-----------	-----------	-----------	-----------	-----------	----------
Major Segment Results

North American Segment
External Net Revenues	$ 449,403	$ 361,956	24%	$ 870,487	$ 672,260	29%
Operating Profit	41,754	30,402	37%	87,079	35,172	148%

International Segment
External Net Revenues	227,644	153,244	49%	415,320	298,735	39%
Operating Profit (Loss)	11,293	(8,093)	240%	11,185	(16,416)	168%

Reconciliation of EBITDA

Net Earnings	$ 4,801	$ 27,088	$ 37,691	$ 22,189
Interest Expense	6,661	6,812	12,845	13,938
Income Taxes	17,160	5,414	33,870	4,860
Depreciation	21,764	18,341	38,624	31,936
Amortization	17,574	19,140	35,532	37,392
	------------	------------	------------	------------
EBITDA	$ 67,960	$ 76,795	$ 158,562	$ 110,315
	=======	=======	=======	=======

HASBRO, INC.
Supplemental Financial Data
(Thousands of Dollars and Shares, except Per Share Data)

Net Earnings Per Share	2007		2006

Quarter	Basic	Diluted	Basic	Diluted
----------	-----------	-----------	-----------	-----------

Net earnings	$ 4,801	$ 4,801	$ 27,088	$ 27,088
Effect of dilutive securities:
Change in fair value of liabilities
potentially settleable in common stock	-	-	-	(15,270)
	--------------	--------------	--------------	--------------
	$ 4,801	$ 4,801	$ 27,088	$ 11,818
	========	========	========	========

Average shares outstanding	160,398	160,398	169,648	169,648
Effect of dilutive securities:
Liabilities potentially settleable in
common stock	-	-	-	6,036
Options and warrants	-	4,245	-	1,692
	--------------	--------------	--------------	--------------
Equivalent shares	160,398	164,643	169,648	177,376
	========	========	========	========

Net earnings per share	$ 0.03	$ 0.03	$ 0.16	$ 0.07
	========	========	========	========
Six Months
---------------
Net earnings	$ 37,691	$ 37,691	$ 22,189	$ 22,189
Effect of dilutive securities:
Change in fair value of liabilities
potentially settleable in common stock	-	-	-	(11,940)
Interest expense on Contingent
Convertible Debentures due 2021	-	2,130	-	-
	--------------	--------------	--------------	--------------
	$ 37,691	$ 39,821	$ 22,189	$ 10,249
	========	========	========	========

Average shares outstanding	160,661	160,661	173,475	173,475
Effect of dilutive securities:
Liabilities potentially settleable in
common stock	-	-	-	5,656
Options and warrants	-	4,206	-	1,915
Contingent Convertible Debentures due 2021	-	11,569	-	-
	--------------	--------------	--------------	--------------
Equivalent shares	160,661	176,436	173,475	181,046
	========	========	========	========

Net earnings per share	$ 0.23	$ 0.23	$ 0.13	$ 0.06
	========	========	========	========